Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

i3 Verticals, Inc.
Nashville, Tennessee

We consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated November 23, 2020 relating to the consolidated financial statements of i3 Verticals, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of i3 Verticals, Inc. for the year ended September 30, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Nashville, Tennessee
February 8, 2021